Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-174255) and Forms S-8 (Nos. 333-147219, 333-161098 and 333-176600) of Baxano Surgical, Inc. (previously known as TranS1 Inc.) of our report dated March 5, 2013 relating to the financial statements of Baxano, Inc., which appears in the Current Report on Form 8-K/A of Baxano Surgical, Inc. dated May 30, 2013.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
June 26, 2013